                        [THOMPSON HINE & FLORY LLP LETTERHEAD]


                                   June 16, 1999

Jo-Ann Stores, Inc.
5555 Darrow Road
Hudson, Ohio 44236

     Re: Registration Statement on Form S-4 relating to the Exchange Offer respecting 10 3/8% Senior Subordinated Notes due 2007 in the aggregate principle amount of $150,000,000

Ladies and Gentlemen:

     As counsel to Jo-Ann Stores, Inc., an Ohio corporation (the "Company"), we are rendering this opinion as to the legality of the $150,000,000 aggregate principal amount of the Company's 10 3/8% Senior Subordinated Notes due 2007 (the "Securities") to be registered pursuant to the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

     In connection herewith, we have examined originals or copies of (i) the Registration Statement, (ii) an executed copy of the Indenture (the "Indenture"), between the Company and FCA Financial, Inc., Fabri-Centers of South Dakota, Inc., Fabri-Centers of California, Inc., FCA of Ohio, Inc., and House of Fabrics, Inc., as guarantors, and Harris Trust and Savings Bank, as trustee (the "Trustee"), (iii) an executed copy of the Registration Rights Agreement among the Company, FCA Financial, Inc., Fabri-Centers of South Dakota, Inc., Fabri-Centers of California, Inc., FCA of Ohio, Inc., and House of Fabrics, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and Banc One Capital Markets, Inc., (iv) the Amended Articles of Incorporation and Code of Regulations of the Company, as amended to date, (v) records of certain corporate proceedings of the Company relating to, among other things, the issuance of the Securities, the Indenture, the Exchange Offer and related matters, (vi) the form T-1 of the Trustee filed as an exhibit to the Registration Statement, and (vii) the form of the Securities included as an exhibit to the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed

                                     [LETTERHEAD]

Jo-Ann Stores, Inc.
June 16, 1999
Page 2

necessary or appropriate as a basis for the opinions set forth herein. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that such parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company and others.

     In rendering the opinion set forth below, we have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective, (ii) all Securities will have been issued in compliance with applicable federal and states securities laws, (iii) the Trustee is validly existing with all requisite power and authority to enter into the Indenture and perform its obligations thereunder, (iv) the Indenture has been duly executed and delivered by the Trustee and the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, and (v) the Securities will have been duly executed by the Company, authenticated by the Trustee, and issued and delivered against receipt of the consideration therefor approved by the Company, in each case as provided in the Indenture.

     Based upon and subject to the foregoing and limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Securities (in the form examined by us) have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered upon consummation of the Exchange
Offer, the Securities will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in

                                     [LETTERHEAD]

Jo-Ann Stores, Inc.
June 16, 1999
Page 3

accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

     In rendering the foregoing, we have assumed that the execution and delivery by the Company of the Securities and the Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumptions set forth in this clause (i) with respect to the Amended Articles of Incorporation or Code of Regulations of the Company), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the laws of the State of Ohio, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, it being understood that we have made no special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

     Our opinions expressed above is rendered only with respect to the laws of the State of Ohio, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                                     [LETTERHEAD]

Jo-Ann Stores, Inc.
June 16, 1999
Page 4

     We hereby consent to the use of our name in the Registration Statement, in the related prospectus as the same appears under the caption "Legal Matters" and in any supplement to such prospectus, and to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/  Thompson Hine & Flory LLP